Exhibit 10.10

INSTITUTIONAL SHAREHOLDER SERVICES HOLDINGS, INC.

EQUITY INCENTIVE PLAN

WHEREAS the Board of Directors of The Proxy Monitor Inc. adopted this Equity Incentive Plan, (the “Plan”) on or about October 11, 2001; and

WHEREAS The Proxy Monitor Inc. changed its name to Institutional Shareholder Services Inc. on or about December 15, 2001; and

WHEREAS Institutional Shareholder Services Inc. authorized and completed a reverse stock split on or about March l 9, 2002; and

WHEREAS Institutional Shareholder Services Inc. became a wholly-owned subsidiary of Institutional Shareholder Services Holdings, Inc. in accordance with an Agreement and Plan of Merger dated July 11, 2002, pursuant to which all outstanding options for common stock of Institutional Shareholder Services Inc. were automatically converted to options for common stock of Institutional Shareholder Services Holdings, Inc.; and

WHEREAS Section 8.6 of this Plan instructs the Plan Administrator to make adjustments to this Plan to account for, among other things, mergers and stock splits; and

WHEREAS the Plan Administrator seeks to make the adjustments to the Plan as required by the above-mentioned developments and other corporate actions between approximately October 11, 2001 and July 11, 2002, including without limitation, changes to name references, adjustments to the number or shares available under this Plan, and other adjustments;

NOW THEREFORE, in consideration of the foregoing, the Company (as herein defined) states its Equity Incentive Plan, as adjusted pursuant to Section 8.6 herein, as follows:

1.                                                                                      PURPOSE

The purpose of this Equity Incentive Plan (the “Plan”) is to advance the interests of INSTITUTIONAL SHAREHOLDER SERVICES HOLDINGS, INC. (the “Company”) and its subsidiaries by enhancing its ability to attract and retain employees and other persons or entities who are in a position to make significant contributions to the success of the Company and its subsidiaries through ownership of shares of the Company’s common stock (“Stock”).

The Plan is intended to accomplish these goals by enabling the Company to grant Awards in the form of Options, Stock Appreciation Rights, Restricted Stock or Unrestricted Stock Awards, Deferred Stock Awards, Performance Awards, Loans or Supplemental Grants, or combinations thereof, all as more fully described below.

The Plan was adopted by the Company as of the date indicated below.

2.                                                                                      ADMINISTRATION

The Plan will be administered by the Board of Directors of the Company (the “Board”), or by a committee of the Board designated for such purpose (the “Committee”) (the Board, in its capacity as administrator, and/or the Committee, the “Plan Administrator”). The Committee shall consist of at least three directors. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members. During such times as the Stock is registered under the Securities Exchange Act of 1934 (the “1934 Act”), all members of the Committee shall be disinterested persons within the meaning of Rule 16b-3 under the 1934 Act and “outside directors” within the meaning of Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Plan Administrator will have authority, not inconsistent with the express provisions of the Plan and in addition to other authority granted under the Plan, to: (a) grant Awards at such time or times as it may choose; (b) determine the size of each Award, including the number of shares of Stock subject to the Award; (c) determine the type or types of each Award; (d) determine the terms and conditions of each Award; (e) waive compliance by a holder of an Award with any obligations to be performed by such holder under an Award and waive any terms or conditions of an Award; (f) amend or cancel an existing Award in whole or in part (and if an award is canceled, grant another Award in its place on such terms and conditions as the Plan Administrator shall specify), except that the Plan Administrator shall not, without the consent of the holder of an Award, take any action under this clause with respect to such Award if such action would adversely affect the rights of such holder; (g) prescribe the form or forms of instruments that are required or deemed appropriate under the Plan, including any written notices and elections required of Participants (as defined below), and change such forms from time to time; (h) adopt, amend and rescind rules and regulations for the administration of the Plan; and (i) interpret the Plan and decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations and actions of the Plan Administrator, and all other determinations and actions of the Plan Administrator made or taken under authority granted by any provision of the Plan, will be conclusive and will bind all parties. Nothing in this paragraph shall be construed as limiting the power of the Plan Administrator to make adjustments under Section 7.3 or Section 8.6.

With respect to persons subject to Section 16 of the 1934 Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act.

3.                                                                                      EFFECTIVE DATE AND TERM OF PLAN

The Plan will become effective following the approval of the Plan by the directors of the Company, subject to subsequent ratification by the shareholders of the Company. No Award may be granted under the Plan ten years following the date of approval by the directors, but Awards previously granted may extend beyond that date.

4.                                                                                      SHARES SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 8.6 below, the aggregate number of shares of Stock that may be delivered under the Plan will be Seven Thousand Two Hundred Eighty-Three (7,283) shares of common stock of the Company. If any Award requiring exercise by the Participant for delivery of Stock expires or terminates in accordance with its terms or is canceled without having been exercised in full, or if any Award payable in Stock or cash is satisfied in cash rather than Stock, the number of shares of Stock as to which such Award was not exercised or for which cash was substituted will be available for future grants.

Stock delivered under the Plan may be either authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury.

5.                                                                                      ELIGIBILITY AND PARTICIPATION

Each person in the employ of the Company or any of its subsidiaries (an “Employee”) and each other person or entity (including without limitation non-Employee directors of the Company or a subsidiary of the Company) that provides services to the Company and who, in the opinion of the Plan Administrator, is in a position to make a significant contribution to the success of the Company or its subsidiaries will be eligible to receive Awards under the Plan (each such Employee, person or entity receiving an Award, a “Participant”). A “subsidiary” for purposes of the Plan will be a corporation in which the Company owns, directly or indirectly, stock possessing 50 % or more of the total combined voting power of all classes of stock.

6.                                                                                      TYPES OF AWARDS

6.1.                            Options

(a)                                  Nature of Options. An Option is an Award giving the recipient the right on exercise thereof to purchase Stock.

Both “incentive stock options,” as defined in Section 422 of the Internal Revenue of 1986, as amended (the “Code”) (any Option intended to qualify as an incentive stock option being hereinafter referred to as an “ISO”), and Options that are not incentive stock options, may be granted under the Plan. ISOs shall be awarded only to Employees. Any Option not identified at the time of grant as being either an ISO or a non-incentive stock option shall be a non-incentive stock option.

(b)                                 Exercise Price. The exercise price of an Option will be determined by the Plan Administrator subject to the following:

(1)                                  Consistent with the Code, the exercise price of an ISO shall not be less than 100% of the fair market value of the Stock subject to the Option, determined as of the time the Option is granted, unless the Code is later amended to allow a lower exercise price, in which case the exercise prices shall be at least the amount required by the Code to qualify for treatment as an ISO. In the event that an ISO is granted to a person then owning more than 10 percent of the voting power of all classes of the Company’s stock, the exercise price for shares under the option shall not be less than One Hundred Ten percent (110%) of the fair market value of the shares on the date of grant of the option, unless the Code is later amended to allow a lower exercise price, in which case the exercise prices shall be at least the amount required by the Code to qualify for treatment as an ISO.

(2)                                  In no case may the exercise price paid for Stock which is part of an original issue of authorized Stock be less than the par value per share of the Stock.

(c)                                  Duration of Options. The latest date on which an Option may be exercised will be the tenth anniversary of the day immediately preceding the date the Option was granted, or such earlier date as may have been specified by the Plan Administrator at the time the Option was granted.

(d)                                 Exercise of Options. An Option will become exercisable at such time or times, and on such conditions, as the Plan Administrator may specify. The Plan Administrator may at any time and from time to time accelerate the time at which all or any part of the Option may be exercised.

Any exercise of an Option must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (1) any documents required by the Plan Administrator and (2) payment in full in accordance with paragraph (e) below for the number of shares for which the Option is exercised.

(e)                                  Payment for Stock. Stock purchased on exercise of an Option must be paid for as follows: (1) in cash or by check (acceptable to the Company in accordance with guidelines established for this purpose), bank draft or money order payable to the order of the Company or (2) if so permitted by the Plan Administrator at or after the grant of the Option (with the consent of the optionee of an ISO if permitted after the grant) or by the instrument evidencing the Option, and to the extent permitted by law, (i) through the delivery of shares of Stock which have been outstanding for at least six months (unless the Plan Administrator approves a shorter period) and which have a fair market value equal to the exercise price, (ii) by delivery of a promissory note of the person exercising the Option to the Company, payable on such terms as are specified by the Plan Administrator, (iii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, (iv) by redemption of Stock Appreciation Rights, if any, as further provided herein, (v) through a cashless exercise program established by the Company, or (vi) by any combination of the foregoing permissible forms of payment.

(f)                                    Discretionary Payments. The instrument evidencing any Option may provide that if (i) the market price of shares of Stock subject to an Option (other than an Option which is in tandem with a Stock Appreciation Right as described in Section 6.2 below) exceeds the exercise price of the Option at the time of its exercise, and (ii) the person exercising the Option so requests the Plan Administrator in writing, the Plan Administrator may in its sole discretion cancel the Option and cause the Company to pay in cash or in shares of Common Stock (at a price per share equal to the fair market value per share) to the person exercising the Option an amount equal to the difference between the fair market value of the Stock which would have been purchased pursuant to the exercise (determined on the date the Option is canceled) and the aggregate exercise price which would have been paid.

6.2.                            Stock Appreciation Rights.

(a)                                  Nature o f Stock Appreciation Rights: A Stock Appreciation Right is an Award entitling the holder on exercise to receive an amount in cash or Stock or a combination thereof (such form to be determined by the Plan Administrator) determined in whole or in part by reference to appreciation in the fair market value of a share of Stock on the date of grant as compared to its fair market value on the date of exercise or any performance standard selected or established by the Plan Administrator.

(b)                                 Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan. A Stock Appreciation Right granted in tandem with an Option which is not an ISO may be granted either at or after the time the Option is granted. The Plan Administrator may also grant Stock Appreciation Rights which provide that following a change of control (as defined in Section 7.4), the holder of such Right will be entitled to receive, with respect to each share of Stock subject to the Right, an amount equal to the excess of a specified value (which may include an average of values) for a share of Stock during a period preceding such change in control over the fair market value of a share of Stock on the date the Right was granted.

(c)                                  Rules Applicable to Tandem Awards. When Stock Appreciation Rights are granted in tandem with Options, the following will apply:

(1)                                  The Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable and will be exercisable in accordance with the procedure required for exercise of the related Option.

(2)                                  The Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right.

(3)                                  The Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right.

(4)                                  The Stock Appreciation Right will be transferable only with the related Option.

(5)                                  A Stock Appreciation Right granted in tandem with an ISO may be exercised only when the market price of the Stock subject to the Option exceeds the exercise price of such option.

(d)                                 Exercise of Independent Stock Appreciation Rights. A Stock Appreciation Right not granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Plan Administrator may specify. The Plan Administrator may at any time accelerate the time at which all or any part of the Right may be exercised.

Any exercise of an independent Stock Appreciation Right must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by any other documents required by the Plan Administrator.

6.3.                            Restricted and Unrestricted Stock.

(a)                                  Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Plan Administrator, at any time and from time to time, may grant shares of Restricted Stock in such amounts and upon such terms and conditions as the Plan Administrator shall determine subject to the restrictions described below.

(b)                                 Restricted Stock Agreement. The Plan Administrator may require, as a condition to an Award, that a recipient of a Restricted Stock Award enter into a Restricted Stock Award Agreement, setting forth the terns and conditions of the Award. In lieu of a Restricted Stock Award Agreement, the Plan Administrator may provide the terms and conditions of an Award in a notice to the Participant of the Award, on the Stock certificate representing the Restricted Stock, in the resolution approving the Award, or in such other manner as it deems appropriate.

(c)                                  Transferability and Other Restrictions. Except as otherwise provided in this Section 6.3, the shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable period or periods established by the Plan Administrator and the satisfaction of any other conditions or restrictions established by the Plan Administrator (such period during which a share of Restricted Stock is subject to such restrictions and conditions is referred to as the “Restricted Period”). Except as the Plan Administrator may otherwise determine, if a Participant ceases to be an Employee or otherwise suffers a Status Change (as defined at Section 7.2(a) below) for any reason during the Restricted Period, the Company may purchase the shares of Restricted Stock subject to such restrictions and conditions for the amount of cash paid by the Participant for such shares, or such shares of Restricted Stock shall be forfeited to the Company if no cash was paid by the Participant.

The Company shall also have the right to retain the certificates representing shares of Restricted Stock in the Company’s possession during the Restricted Period.

(d)                                 Removal of Restrictions. Except as otherwise provided in this Section 6.3, a share of Restricted Stock covered by a Restricted Stock grant shall become freely transferable by the Participant upon completion of the Restricted Period including the passage of any applicable period of time and satisfaction of any conditions to vesting. However, unless otherwise provided by the Plan Administrator, the Plan Administrator, in its sole discretion, shall have the right to immediately waive all or part of the restrictions and conditions with regard to all or part of the shares held by any Participant at any time.

(e)                                  Voting Rights, Dividends and Other Distributions. During the Restricted Period, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights and shall receive all regular cash dividends paid with respect to such shares. Except as the Plan Administrator shall otherwise determine, any other cash dividends and other distributions paid to Participants with respect to shares of Restricted Stock including any dividends and distributions paid in shares shall be subject to the same restrictions and conditions as the shares of Restricted Stock with respect to which they were paid.

(f)                                    Other Awards Settled with Restricted Stock. The Plan Administrator may, at the time any Award described in this Section 6 is granted, provide that any or all the Stock delivered pursuant to the Award will be Restricted Stock.

(g)                                 Unrestricted Stock. The Plan Administrator may, in its sole discretion; sell to any Participant shares of Stock free of restrictions under the Plan for a price which is not less than the par value of the Stock.

(h)                                 Notice of Section 83(b) Election. Any Participant making an election under Section 83(b) of the Code with respect to Restricted Stock must provide a copy thereof to the Company within 10 days of filing such election with the Internal Revenue Service.

6.4.                            Deferred Stock.

A Deferred Stock Award entitles the recipient to receive shares of Stock to be delivered in the future. Delivery of the Stock will take place at such time or times, and on such conditions, as the Plan Administrator may specify. The Plan Administrator may at any time accelerate the time at which delivery of all or any part of the Stock will take place. At the time any Award described in this Section 6 is granted, the Plan Administrator may provide that, at the time Stock would otherwise be delivered pursuant to the Award, the Participant will instead receive an instrument evidencing the Participant’s right to future delivery of Deferred Stock.

6.5.                            Performance Awards; Performance Goals.

(a)                                  Nature of Performance Awards. A Performance Award entitles the recipient to receive, without payment, an amount in cash or Stock or a combination thereof (such form to be determined by the Plan Administrator) following the attainment of performance goals.

Performance goals may be related to personal performance, corporate performance, departmental performance or any other category of performance established by the Plan Administrator. The Plan Administrator will determine the performance goals, the period or periods during which performance is to be measured and all other terms and conditions applicable to the Award.

(b)                                 Other Awards Subject to Performance Condition. The Plan Administrator may, at the time any Award described in this Section 6 is granted, impose the condition (in addition to any conditions specified or authorized in this Section 6 or any other provision of the Plan) that Performance Goals be met prior to the Participant’s realization of any payment or benefit under the Award.

6.6.                            Loans.

(a)                                  Loans. The Company may, to the extent permitted by law, make a loan to a Participant (“Loan”), either on the date of or after the grant of any Award to the Participant. A Loan may be made either in connection with the purchase of Stock under the Award or with the payment of any Federal, state and local income tax with respect to income recognized as a result of the Award. The Plan Administrator will have full authority to decide whether to make a Loan and to determine the amount, terms and conditions of the Loan, including the interest rate (which may be zero), whether the Loan is to be secured or unsecured or with or without recourse against the borrower, the terms on which the Loan is to be repaid, and the conditions, if any, under which it may be forgiven. However, no Loan may have a term (including extensions) exceeding ten years in duration.

(a)                                  Supplemental Grants. In connection with any Award, the Plan Administrator may at the time such Award is made or at a later date, provide for and grant a cash award to the Participant (“Supplemental Grant”) not to exceed an amount equal to (1) the amount of any Federal, state and local income tax on ordinary income for which the Participant may be liable with respect to the Award, determined by assuming taxation at the highest marginal rate, plus (2) an additional amount on a grossed-up basis intended to make the Participant whole on an after-tax basis after discharging all the Participant’s income tax liabilities arising from all payments under this Section 6. Any payments under this subsection (b) will be made at the time the Participant incurs Federal income tax liability with respect to the Award.

7.                                                                                     EVENTS AFFECTING OUTSTANDING AWARDS

7.1.                            Death or Disability.

Unless otherwise determined by the Plan Administrator at the time of grant or thereafter, if a Participant dies while employed by the Company or any of its subsidiaries or during the post-employment exercise period set forth in Section 7.2 below or if a Participant ceases to be an Employee or service provider to the Company or its subsidiaries, on account of a Disability (as defined in Section 7.4), the following will apply:

(a)                                  All Options and Stock Appreciation Rights held by the Participant immediately prior to death or termination, as applicable, to the extent then exercisable, may be exercised by the Participant’s executor or administrator or the person or persons to whom the

Option or Right is transferred by will or the applicable laws of descent and distribution, at any time within the one-year period ending with the first anniversary of the Participant’s death or termination, as applicable, (or such shorter or longer period as the Plan Administrator may determine), and shall thereupon terminate. In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 7. Except as otherwise determined by the Plan Administrator, all Options and Stock Appreciation Rights held by a Participant immediately prior to death or Disability termination that are not then exercisable shall terminate at death or termination, as applicable.

(b)                                 Except as otherwise determined by the Plan Administrator, all Restricted Stock held by the Participant must be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock will be so transferred without any further action by the Participant) in accordance with Section 6.3(c) above.

(c)                                  Any payment or benefit under a Deferred Stock Award, Performance Award, or Supplemental Grant to which the Participant was not irrevocably entitled prior to death will be forfeited and the Award canceled as of the time of death, unless otherwise determined the Plan Administrator.

7.2.                            Termination of Service (Other Than By Death).

Unless otherwise determined by the Plan Administrator at the time of grant or thereafter, if a Participant who is an Employee ceases to be an Employee for any reason other than death, or if there is a termination (other than by reason of death) of the consulting, service or similar relationship in respect of which a non-Employee Participant was granted an Award hereunder (such termination of the employment or other relationship being hereinafter referred to as a “Status Change”), the following will apply:

(a)                                  Except as otherwise determined by the Plan Administrator, all Options and Stock Appreciation Rights held by the Participant that were not exercisable immediately prior to the Status Change shall terminate at the time of the Status Change. Any Options or Rights that were exercisable immediately prior to the Status Change will continue to be exercisable for a period of ninety 90 days (or such longer period as the Plan Administrator may determine), and shall thereupon terminate, unless the Award provides by its terms for immediate termination in the event of a Status Change (unless otherwise determined by the Plan Administrator) or unless the Status Change results from a discharge for cause which in the opinion of the Plan Administrator casts such discredit on the Participant as to justify immediate termination of the Award (unless otherwise determined by the Plan Administrator). In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 7. For purposes of this paragraph, in the case of a Participant who is an Employee, a Status Change shall not be deemed to have resulted by reason of (i) a sick leave or other bona fide leave of absence approved for purposes of the Plan by the Plan Administrator, so long as the Employee’s right to reemployment is guaranteed either by statute or by contract, or (ii) a transfer of employment between the Company and a subsidiary or between subsidiaries, or to the employment of a corporation (or a parent or subsidiary corporation of such corporation) issuing or assuming an option in a transaction to which section 424(a) of the Code applies.

(b)                                 Except as otherwise determined by the Plan Administrator, all Restricted Stock held by the Participant at the time of the Status Change must be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock will be so transferred without any further action by the Participant) in accordance with Section 6.3 (c) above.

(c)                                  Any payment or benefit under a Deferred Stock Award, Performance Award, or Supplemental Grant to which the Participant was not irrevocably entitled prior to the Status Change will be forfeited and the Award cancelled as of the date of such Status Change unless otherwise determined by the Plan Administrator.

7.3.                            Certain Corporate Transactions.

Except as otherwise provided by the Plan Administrator at the time of grant, in the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company’s outstanding Stock by a single person or entity or by a group of persons and/or entities acting in concert, other than Warburg, a Current Shareholder, or a Parent Entity (each as defined in Section 7.4), or in the event of the sale or transfer of substantially all the Company’s assets or a dissolution or liquidation of the Company (a “covered transaction”), the following rules shall apply:

(a)                                  Subject to paragraph (b) below, all outstanding Awards requiring exercise will cease to be exercisable, and all other Awards to the extent not fully vested (including Awards subject to conditions not yet satisfied or determined) will be forfeited, as of the effective time of the covered transaction, provided that the Plan Administrator may in its sole discretion, on or prior to the effective date of the covered transaction, (1) make any outstanding Option and Stock Appreciation Right exercisable in full, (2) remove the restrictions from any Restricted Stock, (3) cause the Company to make any payment and provide any benefit under any Deferred Stock Award, Performance Award, or Supplemental Grant, (4) remove any performance or other conditions or restrictions on any Award, and (5) forgive all or any portion of the principal of or interest on a Loan; or

(b)                                 With respect to an outstanding Award held by a participant who, following the covered transaction, will be employed by or otherwise providing services to a corporation which is a surviving or acquiring corporation in the covered transaction or an affiliate of such a corporation, the Plan Administrator shall, in lieu of the action described in paragraph (a) above: (i) if reasonably practicable, accelerate fifty percent (50%) of the outstanding portion of any Award by taking all actions reasonably necessary including, without limitation, immediately removing any restrictions not legally required and by accelerating all vesting and exercise dates; and (ii) arrange to have such surviving or acquiring corporation or affiliate assume the remaining fifty percent (50%) of the outstanding portion of any Award held by such participant.

7.4.                            Termination Following Change of Control.

(a)                                  Notwithstanding any other provision of this Plan, if the Participant’s employment terminates because of a “Qualified Termination” as defined in sub-section 7.4(b), all unvested Options and Stock Appreciation Rights then held by such person shall immediately become fully vested, all Options and Stock Appreciation Rights then held by such person shall remain exercisable until the earlier of (i) the fourth anniversary of such Qualified Termination and (ii) the latest date on which such Option or Right could have been exercised without regard to Section 7.1 and Section 7.2, and all other Awards shall immediately become fully vested and all restrictions, conditions and performance goals with respect to such Awards shall be deemed satisfied and shall no longer be applicable.

(b)                                 Definitions. For purposes of this Section 7.4 of the Plan, the following terms shall have the following meanings:

“Base Salary” means Participant’s annual base salary, exclusive of any bonus or other benefits the Participant may receive.

“Cause” means the following, determined by the Plan Administrator in its reasonable judgment:

(i)            willful failure to perform, or gross negligence in the performance of, Participant’s duties and responsibilities to the Company or its subsidiaries; or

(ii)         fraud, embezzlement or other material dishonesty with respect to the Company or any of its subsidiaries; or

(iii)      conviction of, or plea of nolo contenders to, a felony or other crime involving moral turpitude; or

(iv)     other conduct by Participant that is materially harmful to the business, interests or reputation of the Company or any of its subsidiaries.

“Change of Control” means such time as:

(i)            a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the 1934 Act), other than Warburg, a Current Shareholder, or a Parent Entity, becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act) of Voting Stock representing more than 50% of the total voting power of the Voting Stock of the Company on a fully diluted basis;

(ii)         Individuals who on the effective date of the Plan constitute the Board (the “Original Directors”) cease for any reason to constitute a majority of the members of the Board then in office; provided however, that an Original Director shall not cease to be a member of the Board if his or her replacement is elected or appointed for election by a majority of the Original Directors and in such event, any such replacement shall become an Original Director for purposes of applying this clause; or

(iii)      the merger or consolidation of the Company with or into another corporation; or the merger or consolidation of another corporation with and into the Company, in either case with the effect that, immediately after such transaction, the Voting Stock of the entity surviving such merger or consolidation received in such transaction by the shareholders of the Company immediately prior to such transaction represents the ultimate beneficial ownership of less than 50% of Voting Stock of the entity surviving such merger or consolidation.

“Current Shareholder” means any person or entity that owns stock as of the effective date of the Plan.

“Disability” has the meaning given it in any long-term disability plan of the Company in which Participant participates. Participant’s employment shall be deemed terminated for Disability when Participant is entitled to receive long-term disability compensation pursuant to such long-term disability plan. If the Company does not maintain such a plan, Participant shall be deemed terminated for Disability if the Company terminates his employment due to illness, injury, accident or condition of either a physical or psychological nature as a result of which Participant is unable to perform substantially the duties and responsibilities of his position for 180 days during a period of 365 consecutive calendar days.

“Good reason” means the voluntary termination by Participant of his or her employment after the occurrence, without Participant’s express written consent, of any of the following events:

(i)                                    assignment to Participant of duties materially adverse and inconsistent with his or her positions, duties, responsibilities, or reporting requirements with the Company (or a subsidiary) immediately prior to a Change of Control or a material adverse alteration in Participant’s status or the nature of his or her responsibilities with the Company immediately prior to a Change of Control; or

(ii)                                 reduction in Participant’s rate of Base Salary to less than 100 percent of the rate of Base Salary paid to the Participant immediately preceding the Change of Control, or reduction in Participant’s total cash compensation opportunities, including salary, incentives and other benefits, for any fiscal year to less than 100 percent of the total cash compensation opportunities made available to the Participant immediately preceding the Change of Control.

“Parent Entity” means an entity that acquires Stock of the Company with respect to which the majority of the Voting Stock of such entity is held in substantially the same proportion after the acquisition as was held by the holders of a majority of the Voting Stock of the Company immediately prior to such acquisition.

“Qualified Termination” means the termination of Participant’s employment or directorship during a Standstill Period (1) by the Company other than for Cause, death or Disability, or (2) in the case of a Participant who at the time of the Change of Control holds an office or directorship specifically designated by the Plan Administrator in its sole discretion to have such right, by Participant for Good Reason.

“Standstill Period” is the period commencing thirty (30) days prior to a Change of Control and continuing until the close of business on the last business day of the 12th calendar month following such Change of Control.

“Voting Stock” means the capital stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Warburg” means Warburg Pincus Private Equity VIII, LP or its affiliates.

8.                                                                                   GENERAL PROVISIONS

8.1.                            Documentation of Awards.

Awards will be evidenced by such written instruments, if any, as may be prescribed by the Plan Administrator from time to time. Such instruments may be in the form of agreements to be executed by both the Participant and the Company, or certificates, letters or similar instruments, which need not be executed by the Participant but acceptance of which will evidence agreement to the terms thereof.

8.2.                            Rights as a Shareholder, Dividend Equivalents.

Except as specifically provided by the Plan, the receipt of an Award will not give a Participant rights as a shareholder; the Participant will obtain such rights, subject to any limitations imposed by the Plan or the instrument evidencing the Award, upon actual receipt of Stock. However, the Plan Administrator may, on such conditions as it deems appropriate, provide that a Participant will receive a benefit in lieu of cash dividends that would have been payable on any or all Stock subject to the Participant’s Award had such Stock been outstanding. Without limitation, the Plan Administrator may provide for payment to the Participant of amounts representing such dividends, either currently or in the future, or for the investment of such amounts on behalf of the Participant.

8.3.                            Conditions on Delivery of Stock.

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove restriction from shares previously delivered under the Plan (a) until all conditions of the Award have been satisfied or removed, (b) until, in the opinion of the Company’s counsel, all applicable Federal and state laws and regulation have been complied with, (c) if the outstanding Stock is at the time listed on any stock exchange or The Nasdaq National Market, until the shares to be delivered have been listed or authorized to be listed on such exchange or market upon official notice of notice of issuance, and (d) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company’s counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

If an Award is exercised by the Participant’s legal representative, the Company will be under no obligation to deliver Stock pursuant to such exercise until the Company is satisfied as to the authority of such representative.

8.4.                            Tax Withholding.

The Company will withhold from any cash payment made pursuant to an Award an amount sufficient to satisfy all federal, state and local withholding tax requirements (the “withholding requirements”).

In the case of an Award pursuant to which Stock may be delivered, the Plan Administrator will have the right to require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy the withholding requirements, or make other arrangements satisfactory to the Plan Administrator with regard to such requirements, prior to the delivery of any Stock. If and to the extent that such withholding is required, the Plan Administrator may permit the Participant or such other person to elect at such time and in such manner as the Plan Administrator provides to have the Company hold back from the shares to be delivered, or to deliver to the Company, Stock having a value calculated to satisfy the withholding requirement. The Plan Administrator may make such share withholding mandatoty with respect to any Award at the time such Award is made to a Participant.

If at the time an ISO is exercised the Plan Administrator determines that the Company could be liable for withholding requirements with respect to a disposition of the Stock received upon exercise, the Plan Administrator may require as a condition of exercise that the person exercising the ISO agree (a) to inform the Company promptly of any disposition (within the meaning of section 424(c) of the Code) of Stock received upon exercise, and (b) to give such security as the Plan Administrator deems adequate to meet the potential liability of the Company for the withholding requirements and to augment such security from time to time in any amount reasonably deemed necessary by the Plan Administrator to preserve the adequacy of such security.

8.5.                            Nontransferability of Awards.

Unless otherwise permitted by the Plan Administrator, no Award (other than an Award in the form of an outright transfer of cash or Unrestricted Stock) may be transferred other than by will or by the laws of descent and distribution, and during a Participant’s lifetime an Award requiring exercise may be exercised only by the Participant (or in the event of the Participant’s incapacity, the person or persons legally appointed to act on the Participant’s behalf).

8.6.                            Adjustments in the Event of Certain Transactions.

(a)                                  In the event of a stock dividend, stock split or combination of shares, recapitalization, merger, acquisition, reorganization, or other change in the Company’s capitalization, or other distribution to common shareholders other than normal cash dividends, after the effective date of the Plan, the Plan Administrator will make any appropriate adjustments to the maximum number of shares that may be delivered under the Plan under Section 4 above.

(b)                                 In any event referred to in paragraph (a), the Plan Administrator will also make any appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change. The Plan Administrator may also make such adjustments to take into account material changes in law or in accounting practices or principles, mergers, consolidations, acquisitions, dispositions or similar corporate transactions, or any other event, if it is determined by the Plan Administrator that adjustments are appropriate to avoid distortion in the operation of the Plan.

(c)                                  In the case of ISOs or for purposes of the limits set forth in the second paragraph of Section 4, the adjustments described in (a) and (b) will be made only to the extent consistent with continued qualification of the option under Section 422 of the Code (in the case of an ISO) or Section 162(m) of the Code (in the case of the limits in Section 4).

8.7.                            Employment Rights, Etc.

Neither the adoption of the Plan nor the grant of Awards will confer upon any person any right to continued retention by the Company or any subsidiary as an Employee or otherwise, or affect in any way the right of the Company or subsidiary to terminate an employment, service or similar relationship at any time. Except as specifically provided by the Plan Administrator in any particular case, the loss of existing or potential profit in Awards granted under the Plan will not constitute an element of damages in the event of termination of an employment, service or similar relationship even if the termination is in violation of an obligation of the Company to the Participant.

8.8.                            Deferral of Payments.

The Plan Administrator may agree at any time, upon request of the Participant, to defer the date on which any payment under an Award will be made.

8.9.                            Past Services as Consideration.

Where a Participant purchases Stock under an Award for a price equal to the par value of the Stock the Plan Administrator may determine that such price has been satisfied by past services rendered by the Participant.

8.10.                     Qualification of Plan.

It is intended that each Incentive Stock Option to be issued under this Plan will qualify as and be subject to exercise only to the extent that it does qualify as an incentive stock option as defined in Section 422 of the Code. The Plan Administrator may make any amendment to the Plan which, in the opinion of the counsel for the Company, will be required to obtain or maintain such conformity.

8.11                        Re-Pricing of Options Prohibited.

Except as allowed by Section 8.6 of this Plan, re-pricing of stock options issued or awarded under this Plan is prohibited. The Plan Administrator may not adjust the exercise price of any stock option except for those reasons expressly stated in Section 8.6 (stock splits, mergers, etc.).

8.12.                     Applicable Law; Severability.

The Plan here created will be construed, administered, and governed in all respects in accordance with the laws of the State of Delaware. If any provision of this instrument will be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of the Plan will continue to be fully effective

9.                                                                                      EFFECT, AMENDMENT AND TERMINATION

Neither adoption of the Plan nor the grant of Awards to a Participant will affect the Company’s right to grant to such Participant awards that are not subject to the Plan, to issue to such Participant Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued to Employees.

The Plan Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards, provided that (except to the extent expressly required or permitted by the Plan) no such amendment will, without the approval of the shareholders of the Company, effectuate a change for which shareholder approval is required in order for the Plan to continue to qualify for the award of ISOs under section 422 of the Code, for the award of performance-based compensation under Section 162(m) of the Code or under Rule 16b-3 promulgated under Section 16 of the 1934 Act. In addition, the Plan Administrator shall not, without the consent of the holder of an Award, take any action under this Section 9 with respect to such Award if such action would adversely affect the rights of such holder.

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors as of the 11th day of October, 2001.

/s/ James E. Heard
Name.	JAMES E. HEARD
Title;	CHIEF EXECUTIVE OFFICER

I hereby certify that the foregoing Plan was duly ratified by the Shareholders as of the first day of October, 2002.

/s/ James E. Heard
Name.	JAMES E. HEARD
Title;	CHIEF EXECUTIVE OFFICER

AMENDMENT TO THE

INSTITUTIONAL SHAREHOLDER SERVICES HOLDINGS, INC.

EQUITY INCENTIVE PLAN

This Amendment to the Institutional Shareholder Services Holdings, Inc. Equity Incentive Plan (the “Plan”) is effective as of October 12, 2004.

Section 4 of the Plan shall be amended to state in its entirety as follows:

“4.                               SHARES SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 8.6 below, the aggregate number of shares of Stock that may be delivered under the Plan will be Eight Thousand Four Hundred Fifty Three (8,453) shares of common stock of the Company. If any Award requiring exercise by the Participant for delivery of Stock expires or terminates in accordance with its terms or is canceled without having been exercised in full, or if any Award payable in Stock or cash is satisfied in cash rather than Stock, the number of shares of Stock as to which such Award was not exercised or for which cash was substituted will be available for future grants. Except as adjusted pursuant to Section 8.6, in no event shall more than Eight Thousand Four Hundred Fifty Three (8,453) shares of common stock be available for issuance pursuant to ISOs (as defined below).

Stock delivered under the Plan may be either authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury.”

IN WITNESS OF THE FOREGOING, the undersigned Secretary of Institutional Shareholder Services Holdings, Inc. (the “Corporation”), certifies that the foregoing amendment to the Institutional Shareholder Services Holdings, Inc. Equity Incentive Plan was duly adopted by the Board of Directors of the Corporation on October 12, 2004 and approved by the stockholders of the Corporation on October 12, 2004.

/s/ Steven Friedman
Steven Friedman, Secretary

AMENDMENT TO THE

INSTITUTIONAL SHAREHOLDER SERVICES HOLDINGS, INC.

EQUITY INCENTIVE PLAN

This Amendment to the Institutional Shareholder Services Holdings, Inc. Equity Incentive Plan (the “Plan”) is effective as of May 16, 2005.

Section 4 of the Plan shall be amended to state in its entirety as follows:

“4.                               SHARES SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 8.6 below, the aggregate number of shares of Stock that may be delivered under the Plan will be Eight Thousand Four Hundred Eighty Seven (8,487) shares of common stock of the Company. If any Award requiring exercise by the Participant for delivery of Stock expires or terminates in accordance with its terms or is canceled without having been exercised in full, or if any Award payable in Stock or cash is satisfied in cash rather than Stock, the number of shares of Stock as to which such Award was not exercised or for which cash was substituted will be available for future grants. Except as adjusted pursuant to Section 8.6, in no event shall more than Eight Thousand Four Hundred Eighty Seven (8,487) shares of common stock be available for issuance pursuant to ISOs (as defined below).

Stock delivered under the Plan may be either authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury.”

IN WITNESS OF THE FOREGOING, the undersigned Secretary of Institutional Shareholder Services Holdings, Inc. (the “Corporation”), certifies that the foregoing amendment to the Institutional Shareholder Services Holdings, Inc. Equity Incentive Plan was duly adopted by the Board of Directors of the Corporation as of May 16, 2005 and approved by the stockholders of the Corporation as of May 16, 2005.

/s/ Steven Friedman
Steven Friedman, Secretary

AMENDMENT TO THE

INSTITUTIONAL SHAREHOLDER SERVICES HOLDINGS, INC.

EQUITY INCENTIVE PLAN

This Amendment to the Institutional Shareholder Services Holdings, Inc. Equity Incentive Plan (the “Plan”) is effective as of December 14, 2005.

Section 4 of the Plan shall be amended to state in its entirety as follows:

“4.                               SHARES SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 8.6 below, the aggregate number of shares of Stock that may be delivered under the Plan will be Eight Thousand Eight Hundred Fifty Nine (8,859) shares of common stock of the Company, If any Award requiring exercise by the Participant for delivery of Stock expires or terminates in accordance with its terms or is canceled without having been exercised in full, or if any Award payable in Stock or cash is satisfied in cash rather than Stock, the number of shares of Stock as to which such Award was not exercised or for which cash was substituted will be available for future grants. Except as adjusted pursuant to Section 8,6, in no event shall more than Eight Thousand Eight Hundred Fifty Nine (8,859) shares of common stock be available for issuance pursuant to ISOs (as defined below).

Stock delivered under the Plan may be either authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury,”

IN WITNESS OF THE FOREGOING, the undersigned Secretary of Institutional Shareholder Services Holdings, Inc. (the “Corporation”), certifies that the foregoing amendment to the Institutional Shareholder Services Holdings, Inc. Equity Incentive Plan was duly adopted by the Board of Directors of the Corporation as of December 14, 2005 and approved by the stockholders of the Corporation as of May 4, 2006.

/s/ Steven Friedman
Steven Friedman, Secretary